608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V – PPI)

PASSPORT POTASH INC. ANNOUNCES PROPOSED WARRANT EXTENSION

Vancouver, B.C. December 14, 2012. Passport Potash Inc. (TSX VENTURE: PPI; OTCQX: PPRTF) (“Passport” or the “Company”) will be applying to the TSX Venture Exchange for approval to extend the expiry date of 20,833,204 common share purchase warrants issued on January 11, 2012, from January 11, 2013 to January 11, 2014. These warrants were issued as part of a private placement transaction and are exercisable into 20,833,204 common shares of the company at a price of 20 cents per share. All other terms of the warrants will remain the same.

The foregoing is subject to regulatory approval.

On behalf of the Board of Directors

PASSPORT POTASH INC.

Joshua Bleak, President

Forward-Looking Statement

This news release includes certain statements that may be deemed “forward-looking statements”. All statements in this release, other than statements of historical facts, including the likelihood of commercial mining and possible future financings are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include unsuccessful exploration results, changes in metals prices, changes in the availability of funding for mineral exploration, unanticipated changes in key management personnel and general economic conditions. Mining is an inherently risky business. Accordingly the actual events may differ materially from those projected in the forward-looking statements. For more information on the Company and the risks and challenges of its business, investors should review the Company’s annual filings that are available at www.sedar.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Peter J. Kletas
Manager of Corporate Development
866-999-6251-Toll Free
peter@passportpotash.com

Clive Mostert
Corporate Communications
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com